CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$168,250,000	$6,612.23

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007
and the Information Supplement dated December 12, 2007)	May 27, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: May 30, 2008

•	Initial valuation date: May 27, 2008

•	Final valuation date: November 24, 2008

•	Maturity date: November 28, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 2.72%

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$40.38	PS-8	AA	$2,500,000	13.500%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2038	06738RYP5/ US06738RYP53
Apple Inc.	$186.43	PS-10	AAPL	$2,250,000	15.250%	80.0%	98.375%	$2,213,438	1.625%	$36,563	E-2039	06738RYQ3/ US06738RYQ37
Arch Coal, Inc.	$61.61	PS-12	ACI	$2,000,000	15.500%	70.0%	98.375%	$1,967,500	1.625%	$32,500	E-2040	06738RYR1/ US06738RYR10
Agrium Inc.	$81.75	PS-14	AGU	$1,000,000	15.500%	70.0%	98.375%	$983,750	1.625%	$16,250	E-2041	06738RYS9/ US06738RYS92
American International Group, Inc.	$36.62	PS-16	AIG	$7,500,000	13.250%	80.0%	98.375%	$7,378,125	1.625%	$121,875	E-2042	06738RYT7/ US06738RYT75
American Express Company	$45.90	PS-18	AXP	$5,000,000	10.750%	80.0%	98.375%	$4,918,750	1.625%	$81,250	E-2043	06738RYU4/ US06738RYU49
BB&T Corporation	$32.12	PS-20	BBT	$4,000,000	9.500%	75.0%	98.375%	$3,935,000	1.625%	$65,000	E-2044	06738RYV2/ US06738RYV22
Best Buy Co., Inc.	$43.25	PS-22	BBY	$3,500,000	10.500%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2045	06738RYW0/ US06738RYW05
BJ Services Company	$29.70	PS-24	BJS	$3,000,000	11.000%	80.0%	98.375%	$2,951,250	1.625%	$48,750	E-2046	06738RYX8/ US06738RYX87
Peabody Energy Corporation	$71.92	PS-26	BTU	$2,500,000	15.250%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2047	06738RYY6/ US06738RYY60
Citigroup Inc.	$21.66	PS-28	C	$5,000,000	11.250%	75.0%	98.375%	$4,918,750	1.625%	$81,250	E-2048	06738RYZ3/ US06738RYZ36
Continental Airlines, Inc.	$13.83	PS-30	CAL	$6,000,000	20.000%	50.0%	98.375%	$5,902,500	1.625%	$97,500	E-2049	06738RE93/ US06738RE930
Celgene Corporation	$59.23	PS-32	CELG	$2,500,000	11.750%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2050	06738RZA7/ US06738RZA75
ConocoPhillips	$90.69	PS-34	COP	$4,000,000	8.500%	85.0%	98.375%	$3,935,000	1.625%	$65,000	E-2051	06738RZB5/ US06738RZB58
Deere & Company	$79.86	PS-36	DE	$7,000,000	12.000%	75.0%	98.375%	$6,886,250	1.625%	$113,750	E-2052	06738RZC3/ US06738RZC32
Diamond Offshore Drilling, Inc.	$136.28	PS-38	DO	$3,500,000	13.000%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2054	06738RZE9/ US06738RZE97
eBay Inc.	$30.36	PS-40	EBAY	$5,000,000	10.250%	80.0%	98.375%	$4,918,750	1.625%	$81,250	E-2055	06738RZF6/ US06738RZF62
EMC Corporation	$17.27	PS-42	EMC	$2,500,000	9.600%	80.0%	98.375%	$2,459,375	1.625%	$40,625	E-2056	06738RZG4/ US06738RZG46
Ford Motor Company	$6.80	PS-44	F	$5,000,000	14.250%	70.0%	98.375%	$4,918,750	1.625%	$81,250	E-2057	06738RZH2/ US06738RZH29
Freeport-McMoRan Copper & Gold Inc.	$117.64	PS-46	FCX	$4,500,000	17.000%	70.0%	98.375%	$4,426,875	1.625%	$73,125	E-2058	06738RZJ8/ US06738RZJ84
Flextronics International Ltd.	$10.58	PS-48	FLEX	$1,000,000	9.250%	75.0%	98.375%	$983,750	1.625%	$16,250	E-2059	06738RZK5/ US06738RZK57
Forest Laboratories, Inc.	$34.94	PS-50	FRX	$1,500,000	9.000%	80.0%	98.375%	$1,475,625	1.625%	$24,375	E-2060	06738RZL3/ US06738RZL31
First Solar, Inc.	$265.16	PS-52	FSLR	$8,500,000	20.000%	50.0%	98.375%	$8,361,875	1.625%	$138,125	E-2061	06738RZM1/ US06738RZM14
General Electric Company	$30.40	PS-54	GE	$6,500,000	8.250%	85.0%	98.375%	$6,394,375	1.625%	$105,625	E-2062	06738RZN9/ US06738RZN96
Corning Incorporated	$27.27	PS-56	GLW	$2,000,000	9.750%	80.0%	98.375%	$1,967,500	1.625%	$32,500	E-2063	06738RZP4/ US06738RZP45
Garmin Ltd.	$47.50	PS-58	GRMN	$3,500,000	18.750%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2064	06738RZQ2/ US06738RZQ28
The Home Depot, Inc.	$27.28	PS-60	HD	$3,500,000	9.750%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2065	06738RZR0/ US06738RZR01
McDermott International, Inc.	$57.24	PS-62	MDR	$3,500,000	12.000%	70.0%	98.375%	$3,443,125	1.625%	$56,875	E-2066	06738RZS8/ US06738RZS83
Merrill Lynch & Co., Inc.	$44.00	PS-64	MER	$4,500,000	11.500%	70.0%	98.375%	$4,426,875	1.625%	$73,125	E-2067	06738RZT6/ US06738RZT66
Marathon Oil Corporation	$50.95	PS-66	MRO	$3,500,000	12.000%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2068	06738RZU3/ US06738RZU30
Mylan Laboratories Inc.	$12.85	PS-68	MYL	$5,000,000	13.000%	75.0%	98.375%	$4,918,750	1.625%	$81,250	E-2070	06738RZW9/ US06738RZW95
Noble Corporation	$63.37	PS-70	NE	$1,500,000	10.000%	75.0%	98.375%	$1,475,625	1.625%	$24,375	E-2072	06738RZY5/ US06738RZY51
Nucor Corporation	$72.47	PS-72	NUE	$3,000,000	11.250%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2073	06738RZZ2/ US06738RZZ27
Occidental Petroleum Corporation	$91.36	PS-74	OXY	$3,000,000	11.000%	80.0%	98.375%	$2,951,250	1.625%	$48,750	E-2074	06738RD37/ US06738RD379
Reliant Energy, Inc.	$25.68	PS-76	RRI	$3,000,000	10.250%	75.0%	98.375%	$2,951,250	1.625%	$48,750	E-2075	06738RD45/ US06738RD452
RadioShack Corporation	$14.06	PS-78	RSH	$2,500,000	14.750%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2076	06738RD52/ US06738RD528
Starbucks Corporation	$17.51	PS-80	SBUX	$3,500,000	11.000%	80.0%	98.375%	$3,443,125	1.625%	$56,875	E-2077	06738RD60/ US06738RD601
Schering-Plough Corporation	$20.08	PS-82	SGP	$6,000,000	11.500%	75.0%	98.375%	$5,902,500	1.625%	$97,500	E-2079	06738RD86/ US06738RD866
Sears Holdings Corporation	$87.09	PS-84	SHLD	$3,000,000	15.000%	70.0%	98.375%	$2,951,250	1.625%	$48,750	E-2080	06738RD94/ US06738RD940
SanDisk Corporation	$28.03	PS-86	SNDK	$2,500,000	17.000%	75.0%	98.375%	$2,459,375	1.625%	$40,625	E-2081	06738RE28/ US06738RE286
Target Corporation	$52.15	PS-88	TGT	$3,500,000	10.250%	75.0%	98.375%	$3,443,125	1.625%	$56,875	E-2083	06738RE44/ US06738RE443
Tesoro Corporation	$23.50	PS-90	TSO	$7,500,000	14.500%	60.0%	98.375%	$7,378,125	1.625%	$121,875	E-2085	06738RE69/ US06738RE690
Valero Energy Corporation	$47.47	PS-92	VLO	$3,000,000	13.250%	80.0%	98.375%	$2,951,250	1.625%	$48,750	E-2086	06738RE77/ US06738RE773
Whirlpool Corporation	$72.90	PS-94	WHR	$5,000,000	11.000%	80.0%	98.375%	$4,918,750	1.625%	$81,250	E-2087	06738RE85/ US06738RE856

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

The Company is global, operating in 44 countries. North America is the largest market with 57% of the Company’s revenues. Europe is also a significant market with 25% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 30, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
May 27, 2008*	$44.76	$33.65	$40.38

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $40.38

Protection level: 75.00%

Protection price: $30.29

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.764735

Coupon: 13.50% per annum

Maturity: November 28, 2008

Dividend yield: 1.68% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.84%
+ 90%	6.75%		90.84%
+ 80%	6.75%		80.84%
+ 70%	6.75%		70.84%
+ 60%	6.75%		60.84%
+ 50%	6.75%		50.84%
+ 40%	6.75%		40.84%
+ 30%	6.75%		30.84%
+ 20%	6.75%		20.84%
+ 10%	6.75%		10.84%
+ 5%	6.75%		5.84%

0%	6.75%		0.84%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.16%
- 10%	6.75%	-3.25%	-9.16%
- 20%	6.75%	-13.25%	-19.16%
- 30%	N/A	-23.25%	-29.16%
- 40%	N/A	-33.25%	-39.16%
- 50%	N/A	-43.25%	-49.16%
- 60%	N/A	-53.25%	-59.16%
- 70%	N/A	-63.25%	-69.16%
- 80%	N/A	-73.25%	-79.16%
- 90%	N/A	-83.25%	-89.16%
- 100%	N/A	-93.25%	-99.16%

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

At the end of fiscal 2007, the Company had opened a total of 197 of its own retail stores, including 174 stores in the U.S. and a total of 23 stores in Canada, Japan, U.K. and Italy.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
May 27, 2008*	$192.24	$144.54	$186.43

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $186.43

Protection level: 80.00%

Protection price: $149.14

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.363944

Coupon: 15.25% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.00%
+ 90%	7.625%		90.00%
+ 80%	7.625%		80.00%
+ 70%	7.625%		70.00%
+ 60%	7.625%		60.00%
+ 50%	7.625%		50.00%
+ 40%	7.625%		40.00%
+ 30%	7.625%		30.00%
+ 20%	7.625%		20.00%
+ 10%	7.625%		10.00%
+ 5%	7.625%		5.00%

0%	7.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-5.00%
- 10%	7.625%	-2.375%	-10.00%
- 20%	7.625%	-12.375%	-20.00%
- 30%	N/A	-22.375%	-30.00%
- 40%	N/A	-32.375%	-40.00%
- 50%	N/A	-42.375%	-50.00%
- 60%	N/A	-52.375%	-60.00%
- 70%	N/A	-62.375%	-70.00%
- 80%	N/A	-72.375%	-80.00%
- 90%	N/A	-82.375%	-90.00%
- 100%	N/A	-92.375%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
May 27, 2008*	$68.68	$41.25	$61.61

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $61.61

Protection level: 70.00%

Protection price: $43.13

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.231131

Coupon: 15.50% per annum

Maturity: November 28, 2008

Dividend yield: 0.45% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.23%
+ 90%	7.75%		90.23%
+ 80%	7.75%		80.23%
+ 70%	7.75%		70.23%
+ 60%	7.75%		60.23%
+ 50%	7.75%		50.23%
+ 40%	7.75%		40.23%
+ 30%	7.75%		30.23%
+ 20%	7.75%		20.23%
+ 10%	7.75%		10.23%
+ 5%	7.75%		5.23%

0%	7.75%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-4.77%
- 10%	7.75%	-2.25%	-9.77%
- 20%	7.75%	-12.25%	-19.77%
- 30%	7.75%	-22.25%	-29.77%
- 40%	N/A	-32.25%	-39.77%
- 50%	N/A	-42.25%	-49.77%
- 60%	N/A	-52.25%	-59.77%
- 70%	N/A	-62.25%	-69.77%
- 80%	N/A	-72.25%	-79.77%
- 90%	N/A	-82.25%	-89.77%
- 100%	N/A	-92.25%	-99.77%

Agrium Inc.

According to publicly available information, Agrium Inc. (the “Company”) is a retailer of agricultural products and services in the U.S. as well as Argentina and Chile, and a global producer and wholesale marketer of nutrients for agricultural and industrial markets. For the fiscal year ended December 31, 2007, the Company reported its business through three operating segments and a fourth non-operating segment for Corporate and inter-segment eliminations. The three operating segments were Retail, Wholesale, and Advanced Technologies.

The linked share’s SEC file number is: 001-14460.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$10.55	$9.16	$9.40
September 30, 2002	$10.00	$8.01	$9.15
December 31, 2002	$11.44	$9.15	$11.31
March 31, 2003	$11.86	$9.40	$10.75
June 30, 2003	$12.33	$10.36	$10.96
September 30, 2003	$13.42	$10.52	$12.56
December 31, 2003	$16.61	$12.50	$16.46
March 31, 2004	$16.96	$13.15	$14.70
June 30, 2004	$15.19	$11.70	$14.55
September 30, 2004	$17.98	$13.68	$17.76
December 31, 2004	$18.75	$15.45	$16.85
March 31, 2005	$18.97	$14.36	$18.25
June 30, 2005	$21.50	$16.33	$19.61
September 30, 2005	$24.52	$19.60	$21.97
December 30, 2005	$22.59	$19.14	$21.99
March 31, 2006	$26.85	$21.50	$25.26
June 30, 2006	$28.45	$20.17	$23.22
September 29, 2006	$27.38	$22.22	$26.99
December 29, 2006	$31.82	$25.70	$31.49
March 30, 2007	$41.53	$30.13	$38.33
June 29, 2007	$46.35	$35.89	$43.75
September 30, 2007	$54.85	$34.66	$54.38
December 31, 2007	$76.10	$50.52	$72.21
March 31, 2008	$76.78	$50.90	$62.11
May 27, 2008*	$95.46	$59.77	$81.75

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AGU

Initial price: $81.75

Protection level: 70.00%

Protection price: $57.23

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.232416

Coupon: 15.50% per annum

Maturity: November 28, 2008

Dividend yield: 0.13% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.07%
+ 90%	7.75%		90.07%
+ 80%	7.75%		80.07%
+ 70%	7.75%		70.07%
+ 60%	7.75%		60.07%
+ 50%	7.75%		50.07%
+ 40%	7.75%		40.07%
+ 30%	7.75%		30.07%
+ 20%	7.75%		20.07%
+ 10%	7.75%		10.07%
+ 5%	7.75%		5.07%

0%	7.75%		0.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-4.93%
- 10%	7.75%	-2.25%	-9.93%
- 20%	7.75%	-12.25%	-19.93%
- 30%	7.75%	-22.25%	-29.93%
- 40%	N/A	-32.25%	-39.93%
- 50%	N/A	-42.25%	-49.93%
- 60%	N/A	-52.25%	-59.93%
- 70%	N/A	-62.25%	-69.93%
- 80%	N/A	-72.25%	-79.93%
- 90%	N/A	-82.25%	-89.93%
- 100%	N/A	-92.25%	-99.93%

American International Group, Inc.

According to publicly available information, American International Group, Inc. (the “Company”) a Delaware corporation, is a holding company which, through its subsidiaries, is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. The Company’s primary activities include both General Insurance and Life Insurance & Retirement Services operations. At December 31, 2007, the Company and its subsidiaries had approximately 116,000 employees. The Company’s Internet address for its corporate website is www.aigcorporate.com.

The linked share’s SEC file number is 001-08787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$75.54	$61.80	$68.23
September 30, 2002	$68.50	$47.75	$54.70
December 31, 2002	$68.25	$51.89	$57.85
March 31, 2003	$63.50	$42.92	$49.45
June 30, 2003	$60.50	$49.46	$55.18
September 30, 2003	$65.10	$54.20	$57.70
December 31, 2003	$66.35	$56.16	$66.28
March 31, 2004	$75.66	$66.40	$71.35
June 30, 2004	$77.36	$68.73	$71.28
September 30, 2004	$72.98	$66.00	$67.99
December 31, 2004	$68.90	$54.30	$65.67
March 31, 2005	$73.45	$54.30	$55.41
June 30, 2005	$58.90	$50.00	$58.10
September 30, 2005	$63.50	$58.05	$61.96
December 30, 2005	$69.40	$60.94	$68.23
March 31, 2006	$71.04	$64.69	$66.09
June 30, 2006	$66.70	$58.55	$59.05
September 29, 2006	$66.80	$57.52	$66.26
December 29, 2006	$72.97	$65.84	$71.66
March 30, 2007	$72.45	$65.38	$67.22
June 29, 2007	$72.97	$66.15	$70.03
September 30, 2007	$70.68	$60.00	$67.65
December 31, 2007	$70.13	$50.86	$58.30
March 31, 2008	$59.42	$38.50	$43.25
May 27, 2008*	$49.50	$36.53	$36.62

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AIG

Initial price: $36.62

Protection level: 80.00%

Protection price: $29.30

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.307482

Coupon: 13.25% per annum

Maturity: November 28, 2008

Dividend yield: 2.09% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		101.05%
+ 90%	6.625%		91.05%
+ 80%	6.625%		81.05%
+ 70%	6.625%		71.05%
+ 60%	6.625%		61.05%
+ 50%	6.625%		51.05%
+ 40%	6.625%		41.05%
+ 30%	6.625%		31.05%
+ 20%	6.625%		21.05%
+ 10%	6.625%		11.05%
+ 5%	6.625%		6.05%

0%	6.625%		1.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-3.95%
- 10%	6.625%	-3.375%	-8.95%
- 20%	6.625%	-13.375%	-18.95%
- 30%	N/A	-23.375%	-28.95%
- 40%	N/A	-33.375%	-38.95%
- 50%	N/A	-43.375%	-48.95%
- 60%	N/A	-53.375%	-58.95%
- 70%	N/A	-63.375%	-68.95%
- 80%	N/A	-73.375%	-78.95%
- 90%	N/A	-83.375%	-88.95%
- 100%	N/A	-93.375%	-98.95%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$39.31	$30.23	$31.79
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 30, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
May 27, 2008*	$52.63	$42.11	$45.90

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $45.90

Protection level: 80.00%

Protection price: $36.72

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.786492

Coupon: 10.75% per annum

Maturity: November 28, 2008

Dividend yield: 1.44% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.72%
+ 90%	5.375%		90.72%
+ 80%	5.375%		80.72%
+ 70%	5.375%		70.72%
+ 60%	5.375%		60.72%
+ 50%	5.375%		50.72%
+ 40%	5.375%		40.72%
+ 30%	5.375%		30.72%
+ 20%	5.375%		20.72%
+ 10%	5.375%		10.72%
+ 5%	5.375%		5.72%

0%	5.375%		0.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.28%
- 10%	5.375%	-4.625%	-9.28%
- 20%	5.375%	-14.625%	-19.28%
- 30%	N/A	-24.625%	-29.28%
- 40%	N/A	-34.625%	-39.28%
- 50%	N/A	-44.625%	-49.28%
- 60%	N/A	-54.625%	-59.28%
- 70%	N/A	-64.625%	-69.28%
- 80%	N/A	-74.625%	-79.28%
- 90%	N/A	-84.625%	-89.28%
- 100%	N/A	-94.625%	-99.28%

BB&T Corporation

According to publicly available information, BB&T Corporation (the “Company”) is a financial holding company headquartered in Winston-Salem, North Carolina. The Company conducts its business operations primarily through its commercial bank subsidiary, Branch Banking and Trust Company, which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, the Company’s operations consist of several nonbank subsidiaries, which offer financial services products. Substantially all of the loans by the Company’s bank and nonbank subsidiaries are to businesses and individuals in these market areas.

The linked share’s SEC file number is 001-10853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$39.47	$36.32	$38.60
September 30, 2002	$38.68	$31.46	$35.04
December 31, 2002	$38.39	$31.03	$36.99
March 31, 2003	$38.80	$30.66	$31.43
June 30, 2003	$35.93	$31.42	$34.30
September 30, 2003	$38.19	$33.72	$35.91
December 31, 2003	$39.69	$35.98	$38.64
March 31, 2004	$38.79	$34.53	$35.30
June 30, 2004	$37.90	$33.28	$36.97
September 30, 2004	$40.46	$36.39	$39.69
December 31, 2004	$43.25	$38.67	$42.05
March 31, 2005	$42.24	$37.69	$39.08
June 30, 2005	$40.95	$37.04	$39.97
September 30, 2005	$43.00	$38.56	$39.05
December 30, 2005	$43.92	$37.39	$41.91
March 31, 2006	$42.85	$38.24	$39.20
June 30, 2006	$43.45	$39.09	$41.59
September 29, 2006	$44.54	$39.87	$43.78
December 29, 2006	$44.74	$42.48	$43.93
March 30, 2007	$44.30	$39.54	$41.02
June 29, 2007	$43.02	$39.13	$40.68
September 30, 2007	$43.00	$36.95	$40.39
December 31, 2007	$42.61	$30.36	$30.67
March 31, 2008	$36.96	$25.92	$32.06
May 27, 2008*	$37.85	$30.35	$32.12

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBT

Initial price: $32.12

Protection level: 75.00%

Protection price: $24.09

Physical delivery amount: 31 ($1,000/Initial price)

Fractional shares: 0.133250

Coupon: 9.50% per annum

Maturity: November 28, 2008

Dividend yield: 5.73% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		102.87%
+ 90%	4.75%		92.87%
+ 80%	4.75%		82.87%
+ 70%	4.75%		72.87%
+ 60%	4.75%		62.87%
+ 50%	4.75%		52.87%
+ 40%	4.75%		42.87%
+ 30%	4.75%		32.87%
+ 20%	4.75%		22.87%
+ 10%	4.75%		12.87%
+ 5%	4.75%		7.87%

0%	4.75%		2.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-2.13%
- 10%	4.75%	-5.25%	-7.13%
- 20%	4.75%	-15.25%	-17.13%
- 30%	N/A	-25.25%	-27.13%
- 40%	N/A	-35.25%	-37.13%
- 50%	N/A	-45.25%	-47.13%
- 60%	N/A	-55.25%	-57.13%
- 70%	N/A	-65.25%	-67.13%
- 80%	N/A	-75.25%	-77.13%
- 90%	N/A	-85.25%	-87.13%
- 100%	N/A	-95.25%	-97.13%

Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates two reportable segments: Domestic and International. The Domestic segment is comprised of all U.S. store and online operations, including Best Buy, Geek Squad, Magnolia Audio Video and Pacific Sales Kitchen and Bath Centers (Pacific Sales). The International segment is comprised of all Canada store and online operations, including Best Buy, Future Shop and Geek Squad, as well as all China store and online operations, including Jiangsu Five Star Appliance Co., Ltd. (Five Star) and the Company’s first Best Buy China store, which opened in Shanghai on December 28, 2006.

At March 3, 2007, the Company operated 121 Future Shop stores throughout all of Canada’s provinces and 47 Canada Best Buy stores in Ontario, Quebec, Alberta, British Columbia, Manitoba and Saskatchewan. At March 3, 2007, the Company operated 135 Five Star stores in seven of China’s 34 provinces and one China Best Buy store in Shanghai..

The linked share’s SEC file number is 1-9595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
March 30, 2007	$51.80	$45.08	$48.72
June 29, 2007	$49.92	$44.24	$46.67
September 30, 2007	$48.48	$41.85	$46.02
December 31, 2007	$53.90	$44.90	$52.65
March 31, 2008	$52.98	$38.76	$41.46
May 27, 2008*	$45.94	$40.57	$43.25

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBY

Initial price: $43.25

Protection level: 80.00%

Protection price: $34.60

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.121387

Coupon: 10.50% per annum

Maturity: November 28, 2008

Dividend yield: 1.13% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.57%
+ 90%	5.25%		90.57%
+ 80%	5.25%		80.57%
+ 70%	5.25%		70.57%
+ 60%	5.25%		60.57%
+ 50%	5.25%		50.57%
+ 40%	5.25%		40.57%
+ 30%	5.25%		30.57%
+ 20%	5.25%		20.57%
+ 10%	5.25%		10.57%
+ 5%	5.25%		5.57%

0%	5.25%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.43%
- 10%	5.25%	-4.75%	-9.43%
- 20%	5.25%	-14.75%	-19.43%
- 30%	N/A	-24.75%	-29.43%
- 40%	N/A	-34.75%	-39.43%
- 50%	N/A	-44.75%	-49.43%
- 60%	N/A	-54.75%	-59.43%
- 70%	N/A	-64.75%	-69.43%
- 80%	N/A	-74.75%	-79.43%
- 90%	N/A	-84.75%	-89.43%
- 100%	N/A	-94.75%	-99.43%

BJ Services Company

Accordingly to publicly available information, BJ Services Company (the “Company”), whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. The Company is a worldwide provider of pressure pumping and oilfield services for the petroleum industry. Pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Oilfield services include completion tools, completion fluids, casing and tubular services, production chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection.

During the year ended September 30, 2007, the Company generated approximately 84% of its revenue from pressure pumping services and 16% from the oilfield services group. Over the same period, the Company generated approximately 60% of its revenue from United States operations and 40% from international operations.

The linked share’s SEC file number is 001-10570.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$19.75	$15.88	$16.94
September 30, 2002	$17.58	$11.50	$13.00
December 31, 2002	$17.73	$12.16	$16.16
March 31, 2003	$18.05	$14.63	$17.20
June 30, 2003	$21.20	$16.90	$18.68
September 30, 2003	$19.60	$16.26	$17.09
December 31, 2003	$18.60	$15.25	$17.95
March 31, 2004	$22.89	$17.43	$21.64
June 30, 2004	$23.88	$19.86	$22.92
September 30, 2004	$26.64	$22.24	$26.21
December 31, 2004	$27.31	$22.28	$23.27
March 31, 2005	$26.24	$21.13	$25.94
June 30, 2005	$27.22	$23.25	$26.24
September 30, 2005	$36.70	$26.15	$35.99
December 30, 2005	$39.78	$30.89	$36.67
March 31, 2006	$42.85	$30.25	$34.60
June 30, 2006	$41.79	$31.81	$37.26
September 29, 2006	$37.96	$27.87	$30.13
December 29, 2006	$34.13	$27.43	$29.32
March 30, 2007	$29.00	$25.55	$27.90
June 29, 2007	$31.26	$27.47	$28.44
September 30, 2007	$29.52	$23.49	$26.55
December 31, 2007	$28.79	$23.12	$24.26
March 31, 2008	$29.00	$19.97	$28.51
May 27, 2008*	$33.32	$26.94	$29.70

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BJS

Initial price: $29.70

Protection level: 80.00%

Protection price: $23.76

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.670034

Coupon: 11.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.67% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.34%
+ 90%	5.50%		90.34%
+ 80%	5.50%		80.34%
+ 70%	5.50%		70.34%
+ 60%	5.50%		60.34%
+ 50%	5.50%		50.34%
+ 40%	5.50%		40.34%
+ 30%	5.50%		30.34%
+ 20%	5.50%		20.34%
+ 10%	5.50%		10.34%
+ 5%	5.50%		5.34%

0%	5.50%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.66%
- 10%	5.50%	-4.50%	-9.66%
- 20%	5.50%	-14.50%	-19.66%
- 30%	N/A	-24.50%	-29.66%
- 40%	N/A	-34.50%	-39.66%
- 50%	N/A	-44.50%	-49.66%
- 60%	N/A	-54.50%	-59.66%
- 70%	N/A	-64.50%	-69.66%
- 80%	N/A	-74.50%	-79.66%
- 90%	N/A	-84.50%	-89.66%
- 100%	N/A	-94.50%	-99.66%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.20	$6.12	$6.62
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 30, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
May 27, 2008*	$81.10	$49.38	$71.92

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $71.92

Protection level: 75.00%

Protection price: $53.94

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.904338

Coupon: 15.25% per annum

Maturity: November 28, 2008

Dividend yield: 0.33% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.17%
+ 90%	7.625%		90.17%
+ 80%	7.625%		80.17%
+ 70%	7.625%		70.17%
+ 60%	7.625%		60.17%
+ 50%	7.625%		50.17%
+ 40%	7.625%		40.17%
+ 30%	7.625%		30.17%
+ 20%	7.625%		20.17%
+ 10%	7.625%		10.17%
+ 5%	7.625%		5.17%

0%	7.625%		0.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.83%
- 10%	7.625%	-2.375%	-9.83%
- 20%	7.625%	-12.375%	-19.83%
- 30%	N/A	-22.375%	-29.83%
- 40%	N/A	-32.375%	-39.83%
- 50%	N/A	-42.375%	-49.83%
- 60%	N/A	-52.375%	-59.83%
- 70%	N/A	-62.375%	-69.83%
- 80%	N/A	-72.375%	-79.83%
- 90%	N/A	-82.375%	-89.83%
- 100%	N/A	-92.375%	-99.83%

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2007, the Company had approximately 147,000 full-time and 13,000 part-time employees in the United States and approximately 227,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$46.32	$33.48	$36.04
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
May 27, 2008*	$27.35	$21.01	$21.66

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $21.66

Protection level: 75.00%

Protection price: $16.25

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.168052

Coupon: 11.25% per annum

Maturity: November 28, 2008

Dividend yield: 7.94% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		103.97%
+ 90%	5.625%		93.97%
+ 80%	5.625%		83.97%
+ 70%	5.625%		73.97%
+ 60%	5.625%		63.97%
+ 50%	5.625%		53.97%
+ 40%	5.625%		43.97%
+ 30%	5.625%		33.97%
+ 20%	5.625%		23.97%
+ 10%	5.625%		13.97%
+ 5%	5.625%		8.97%

0%	5.625%		3.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-1.03%
- 10%	5.625%	-4.375%	-6.03%
- 20%	5.625%	-14.375%	-16.03%
- 30%	N/A	-24.375%	-26.03%
- 40%	N/A	-34.375%	-36.03%
- 50%	N/A	-44.375%	-46.03%
- 60%	N/A	-54.375%	-56.03%
- 70%	N/A	-64.375%	-66.03%
- 80%	N/A	-74.375%	-76.03%
- 90%	N/A	-84.375%	-86.03%
- 100%	N/A	-94.375%	-96.03%

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2007. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,900 daily departures. As of December 31, 2007, the Company flew to 134 domestic and 130 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 27 European cities, nine South American cities, Tel Aviv, Delhi, Mumbai, Hong Kong, Beijing and Tokyo as of December 31, 2007. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 41 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 30, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
March 31, 2008	$31.25	$17.19	$19.23
May 27, 2008*	$23.40	$12.80	$13.83

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $13.83

Protection level: 50.00%

Protection price: $6.92

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.306580

Coupon: 20.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	10.00%	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2007, the Company had total revenues and net income of $1.406 billion and $226.4 million, respectively. In November 2007, the Company announced the signing of a definitive merger agreement pursuant to which it agreed to acquire Pharmion Corporation, or Pharmion. On February 5, 2008 the Form S-4 relating to the merger of Pharmion and Celgene was declared effective by the United States Securities and Exchange Commission, or SEC. The merger is expected to be completed in March 2008.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 30, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
March 31, 2008	$62.18	$46.07	$61.29
May 27, 2008*	$65.89	$56.88	$59.23

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $59.23

Protection level: 75.00%

Protection price: $44.42

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.883336

Coupon: 11.75% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
May 27, 2008*	$95.07	$75.54	$90.69

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $90.69

Protection level: 85.00%

Protection price: $77.09

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.026574

Coupon: 8.50% per annum

Maturity: November 28, 2008

Dividend yield: 1.94% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.97%
+ 90%	4.25%		90.97%
+ 80%	4.25%		80.97%
+ 70%	4.25%		70.97%
+ 60%	4.25%		60.97%
+ 50%	4.25%		50.97%
+ 40%	4.25%		40.97%
+ 30%	4.25%		30.97%
+ 20%	4.25%		20.97%
+ 10%	4.25%		10.97%
+ 5%	4.25%		5.97%

0%	4.25%		0.97%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-4.03%
- 10%	4.25%	-5.75%	-9.03%
- 20%	N/A	-15.75%	-19.03%
- 30%	N/A	-25.75%	-29.03%
- 40%	N/A	-35.75%	-39.03%
- 50%	N/A	-45.75%	-49.03%
- 60%	N/A	-55.75%	-59.03%
- 70%	N/A	-65.75%	-69.03%
- 80%	N/A	-75.75%	-79.03%
- 90%	N/A	-85.75%	-89.03%
- 100%	N/A	-95.75%	-99.03%

Deere & Company

According to publicly available information, Deere & Company (the “Company”) has operations which are categorized into four major business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts—including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology; and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses—including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape nursery products; irrigation equipment; and other outdoor power products. The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments. The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The linked share’s SEC file number is 1-1421.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$24.20	$20.82	$23.95
September 30, 2002	$24.59	$18.75	$22.73
December 31, 2002	$25.80	$20.86	$22.93
March 31, 2003	$23.80	$18.78	$19.63
June 30, 2003	$24.35	$19.41	$22.85
September 30, 2003	$29.28	$22.12	$26.66
December 31, 2003	$33.71	$27.06	$32.53
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 30, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
May 27, 2008*	$94.88	$78.64	$79.86

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $79.86

Protection level: 75.00%

Protection price: $59.90

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.521913

Coupon: 12.00% per annum

Maturity: November 28, 2008

Dividend yield: 1.21% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.61%
+ 90%	6.00%		90.61%
+ 80%	6.00%		80.61%
+ 70%	6.00%		70.61%
+ 60%	6.00%		60.61%
+ 50%	6.00%		50.61%
+ 40%	6.00%		40.61%
+ 30%	6.00%		30.61%
+ 20%	6.00%		20.61%
+ 10%	6.00%		10.61%
+ 5%	6.00%		5.61%

0%	6.00%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.39%
- 10%	6.00%	-4.00%	-9.39%
- 20%	6.00%	-14.00%	-19.39%
- 30%	N/A	-24.00%	-29.39%
- 40%	N/A	-34.00%	-39.39%
- 50%	N/A	-44.00%	-49.39%
- 60%	N/A	-54.00%	-59.39%
- 70%	N/A	-64.00%	-69.39%
- 80%	N/A	-74.00%	-79.39%
- 90%	N/A	-84.00%	-89.39%
- 100%	N/A	-94.00%	-99.39%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling rigs, the Ocean Scepter and the Ocean Shield, under construction at shipyards in Brownsville, Texas and Singapore, respectively. The Company expects delivery of both of these rigs during the second quarter of 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 30, 2007	$115.75	$86.06	$113.29
December 31, 2007	$149.30	$103.36	$142.00
March 31, 2008	$142.37	$102.93	$116.40
May 27, 2008*	$147.69	$113.30	$136.28

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $136.28

Protection level: 75.00%

Protection price: $102.21

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.337834

Coupon: 13.00% per annum

Maturity: November 28, 2008

Dividend yield: 3.12% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.56%
+ 90%	6.50%		91.56%
+ 80%	6.50%		81.56%
+ 70%	6.50%		71.56%
+ 60%	6.50%		61.56%
+ 50%	6.50%		51.56%
+ 40%	6.50%		41.56%
+ 30%	6.50%		31.56%
+ 20%	6.50%		21.56%
+ 10%	6.50%		11.56%
+ 5%	6.50%		6.56%

0%	6.50%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.44%
- 10%	6.50%	-3.50%	-8.44%
- 20%	6.50%	-13.50%	-18.44%
- 30%	N/A	-23.50%	-28.44%
- 40%	N/A	-33.50%	-38.44%
- 50%	N/A	-43.50%	-48.44%
- 60%	N/A	-53.50%	-58.44%
- 70%	N/A	-63.50%	-68.44%
- 80%	N/A	-73.50%	-78.44%
- 90%	N/A	-83.50%	-88.44%
- 100%	N/A	-93.50%	-98.44%

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”) was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, the Company reincorporated in Delaware and in September 1998 it completed the initial public offering of the Company’s common stock.

The Company’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, the Company operates three primary business segments: Marketplaces, Payments and Communications. The Company provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses.

The linked share’s SEC file number is 000-24821.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$16.03	$12.31	$15.41
September 30, 2002	$15.62	$12.76	$13.20
December 31, 2002	$17.71	$12.56	$16.96
March 31, 2003	$22.61	$16.88	$21.32
June 30, 2003	$26.06	$21.38	$26.05
September 30, 2003	$29.47	$24.94	$26.76
December 31, 2003	$32.40	$25.32	$32.30
March 31, 2004	$36.02	$31.30	$34.67
June 30, 2004	$47.06	$34.53	$45.98
September 30, 2004	$47.95	$35.93	$45.97
December 31, 2004	$59.21	$45.22	$58.14
March 31, 2005	$58.89	$35.00	$37.26
June 30, 2005	$40.94	$30.80	$33.01
September 30, 2005	$44.98	$32.75	$41.20
December 30, 2005	$47.60	$37.22	$43.25
March 31, 2006	$47.86	$36.93	$39.06
June 30, 2006	$40.82	$28.20	$29.29
September 29, 2006	$29.48	$22.83	$28.36
December 29, 2006	$33.99	$27.00	$30.07
March 30, 2007	$34.34	$28.60	$33.15
June 29, 2007	$35.41	$30.41	$32.18
September 30, 2007	$39.49	$31.87	$39.02
December 31, 2007	$40.73	$30.95	$33.19
March 31, 2008	$33.51	$25.33	$29.84
May 27, 2008*	$33.47	$29.29	$30.36

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EBAY

Initial price: $30.36

Protection level: 80.00%

Protection price: $24.29

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.938076

Coupon: 10.25% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

EMC Corporation

According to publicly available information, EMC Corporation (the “Company”) and its subsidiaries develop, deliver and support the Information Technology industry’s broadest range of information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs.

The Company’s systems, software and services support its customers’ critical business processes by helping them build information infrastructures from the most comprehensive systems available to store, manage and protect information at the right service levels and the right costs. The Company’s information management software and solutions empower its customers to capture, manage and leverage structured and unstructured information—documents, images or emails—to support their business processes. The Company’s virtual infrastructure software helps organizations respond to changing IT requirements by dynamically altering their computing and storage environments with flexible virtualization technologies. The Company’s resource management software allows organizations to better understand, manage and automate the operation of their information infrastructure.

The linked share’s SEC file number is: 1-9853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.25	$5.90	$7.55
September 30, 2002	$9.40	$4.45	$4.57
December 31, 2002	$7.70	$3.67	$6.14
March 31, 2003	$8.59	$5.98	$7.23
June 30, 2003	$11.45	$7.20	$10.47
September 30, 2003	$13.96	$9.61	$12.63
December 31, 2003	$14.65	$12.11	$12.92
March 31, 2004	$15.80	$12.11	$13.61
June 30, 2004	$13.75	$9.97	$11.40
September 30, 2004	$11.61	$9.24	$11.54
December 31, 2004	$14.96	$11.69	$14.87
March 31, 2005	$15.07	$11.80	$12.32
June 30, 2005	$14.88	$11.17	$13.71
September 30, 2005	$14.78	$12.05	$12.94
December 30, 2005	$14.54	$12.70	$13.62
March 31, 2006	$14.75	$13.05	$13.63
June 30, 2006	$13.99	$10.29	$10.97
September 29, 2006	$12.09	$9.44	$11.98
December 29, 2006	$13.79	$11.69	$13.20
March 30, 2007	$14.89	$12.74	$13.85
June 29, 2007	$18.16	$13.86	$18.10
September 30, 2007	$21.10	$16.89	$20.80
December 31, 2007	$25.47	$17.36	$18.53
March 31, 2008	$18.60	$14.01	$14.34
May 27, 2008*	$18.50	$14.05	$17.27

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EMC

Initial price: $17.27

Protection level: 80.00%

Protection price: $13.82

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.903880

Coupon: 9.60% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.80%		100.00%
+ 90%	4.80%		90.00%
+ 80%	4.80%		80.00%
+ 70%	4.80%		70.00%
+ 60%	4.80%		60.00%
+ 50%	4.80%		50.00%
+ 40%	4.80%		40.00%
+ 30%	4.80%		30.00%
+ 20%	4.80%		20.00%
+ 10%	4.80%		10.00%
+ 5%	4.80%		5.00%

0%	4.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.80%	-0.20%	-5.00%
- 10%	4.80%	-5.20%	-10.00%
- 20%	4.80%	-15.20%	-20.00%
- 30%	N/A	-25.20%	-30.00%
- 40%	N/A	-35.20%	-40.00%
- 50%	N/A	-45.20%	-50.00%
- 60%	N/A	-55.20%	-60.00%
- 70%	N/A	-65.20%	-70.00%
- 80%	N/A	-75.20%	-80.00%
- 90%	N/A	-85.20%	-90.00%
- 100%	N/A	-95.20%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 30, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
May 27, 2008*	$8.79	$5.77	$6.80

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $6.80

Protection level: 70.00%

Protection price: $4.76

Physical delivery amount: 147 ($1,000/Initial price)

Fractional shares: 0.058824

Coupon: 14.25% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.00%
+ 90%	7.125%		90.00%
+ 80%	7.125%		80.00%
+ 70%	7.125%		70.00%
+ 60%	7.125%		60.00%
+ 50%	7.125%		50.00%
+ 40%	7.125%		40.00%
+ 30%	7.125%		30.00%
+ 20%	7.125%		20.00%
+ 10%	7.125%		10.00%
+ 5%	7.125%		5.00%

0%	7.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-5.00%
- 10%	7.125%	-2.875%	-10.00%
- 20%	7.125%	-12.875%	-20.00%
- 30%	7.125%	-22.875%	-30.00%
- 40%	N/A	-32.875%	-40.00%
- 50%	N/A	-42.875%	-50.00%
- 60%	N/A	-52.875%	-60.00%
- 70%	N/A	-62.875%	-70.00%
- 80%	N/A	-72.875%	-80.00%
- 90%	N/A	-82.875%	-90.00%
- 100%	N/A	-92.875%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
May 27, 2008*	$127.23	$93.00	$117.64

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $117.64

Protection level: 70.00%

Protection price: $82.35

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.500510

Coupon: 17.00% per annum

Maturity: November 28, 2008

Dividend yield: 1.28% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.64%
+ 90%	8.50%		90.64%
+ 80%	8.50%		80.64%
+ 70%	8.50%		70.64%
+ 60%	8.50%		60.64%
+ 50%	8.50%		50.64%
+ 40%	8.50%		40.64%
+ 30%	8.50%		30.64%
+ 20%	8.50%		20.64%
+ 10%	8.50%		10.64%
+ 5%	8.50%		5.64%

0%	8.50%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.36%
- 10%	8.50%	-1.50%	-9.36%
- 20%	8.50%	-11.50%	-19.36%
- 30%	8.50%	-21.50%	-29.36%
- 40%	N/A	-31.50%	-39.36%
- 50%	N/A	-41.50%	-49.36%
- 60%	N/A	-51.50%	-59.36%
- 70%	N/A	-61.50%	-69.36%
- 80%	N/A	-71.50%	-79.36%
- 90%	N/A	-81.50%	-89.36%
- 100%	N/A	-91.50%	-99.36%

Flextronics International Ltd.

According to publicly available information, Flextronics International Ltd. (the “Company”) was incorporated in the Republic of Singapore in May 1990. The Company is a leading provider of advanced design and electronics manufacturing services (“EMS”) to original equipment manufacturers (“OEMs”) of a broad range of products in the following market segments: computing; mobile communications; consumer digital; infrastructure; industrial, semiconductor and white goods; automotive, marine and aerospace; and medical. The Company’s strategy is to provide customers with a full range of vertically-integrated global supply chain services through which the Company designs, builds and ships a complete packaged product for its OEM customers. OEM customers leverage the Company’s services to meet their product requirements throughout the entire product life cycle. The Company also provides after-market services such as logistics, repair and warranty services.

The linked share’s SEC file number is 000-23354.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$18.98	$7.11	$7.13
September 30, 2002	$10.40	$5.85	$6.97
December 31, 2002	$12.04	$5.47	$8.19
March 31, 2003	$9.90	$7.15	$8.72
June 30, 2003	$12.02	$8.05	$10.39
September 30, 2003	$15.82	$10.07	$14.18
December 31, 2003	$16.25	$13.54	$14.84
March 31, 2004	$19.62	$14.80	$17.22
June 30, 2004	$19.12	$14.85	$15.95
September 30, 2004	$15.95	$10.06	$13.25
December 31, 2004	$15.00	$11.03	$13.82
March 31, 2005	$14.44	$11.77	$12.04
June 30, 2005	$13.95	$10.43	$13.21
September 30, 2005	$14.37	$12.19	$12.85
December 30, 2005	$12.95	$8.97	$10.44
March 31, 2006	$11.29	$9.63	$10.35
June 30, 2006	$12.55	$9.62	$10.62
September 29, 2006	$13.10	$9.80	$12.64
December 29, 2006	$13.26	$11.02	$11.48
March 30, 2007	$12.28	$10.64	$10.94
June 29, 2007	$12.15	$10.70	$10.80
September 30, 2007	$12.13	$10.80	$11.18
December 31, 2007	$13.60	$11.14	$12.06
March 31, 2008	$12.17	$9.14	$9.39
May 27, 2008*	$11.10	$9.14	$10.58

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FLEX

Initial price: $10.58

Protection level: 75.00%

Protection price: $7.94

Physical delivery amount: 94 ($1,000/Initial price)

Fractional shares: 0.517958

Coupon: 9.25% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		4.625%	100.00%
+ 90%		4.625%	90.00%
+ 80%		4.625%	80.00%
+ 70%		4.625%	70.00%
+ 60%		4.625%	60.00%
+ 50%		4.625%	50.00%
+ 40%		4.625%	40.00%
+ 30%		4.625%	30.00%
+ 20%		4.625%	20.00%
+ 10%		4.625%	10.00%
+ 5%		4.625%	5.00%

0%		4.625%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-5.00%
- 10%	4.625%	-5.375%	-10.00%
- 20%	4.625%	-15.375%	-20.00%
- 30%	N/A	-25.375%	-30.00%
- 40%	N/A	-35.375%	-40.00%
- 50%	N/A	-45.375%	-50.00%
- 60%	N/A	-55.375%	-60.00%
- 70%	N/A	-65.375%	-70.00%
- 80%	N/A	-75.375%	-80.00%
- 90%	N/A	-85.375%	-90.00%
- 100%	N/A	-95.375%	-100.00%

Forest Laboratories, Inc.

According to publicly available information, Forest Laboratories, Inc. (the “Company”) and its subsidiaries develop, manufacture and sell both branded and generic forms of ethical drug products which require a physician’s prescription, as well as non-prescription pharmaceutical products sold over-the-counter. The Company’s most important United States products consist of branded ethical drug specialties marketed directly, or “detailed,” to physicians by the Company’s Forest Pharmaceuticals, Forest Therapeutics, Forest Healthcare, Forest Ethicare and Forest Specialty Sales salesforces. The Company emphasizes detailing to physicians of those branded ethical drugs which the Company believes have the most potential for growth and benefit to patients, and the development and introduction of new products, including products developed in collaboration with licensing partners.

The Company’s products include those developed by the Company and those acquired from other pharmaceutical companies and integrated into the Company’s marketing and distribution systems.

The Company is a Delaware corporation organized in 1956, and its principal executive offices are located at 909 Third Avenue, New York, New York 10022 (telephone number 212-421-7850). The Company’s corporate website address is http://www.frx.com.

The linked share’s SEC file number is: 1-5438.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$41.75	$34.15	$35.40
September 30, 2002	$41.73	$32.13	$41.01
December 31, 2002	$54.98	$42.98	$49.11
March 31, 2003	$56.35	$44.50	$53.97
June 30, 2003	$61.33	$47.50	$54.75
September 30, 2003	$56.19	$41.86	$51.45
December 31, 2003	$63.23	$45.85	$61.80
March 31, 2004	$78.00	$61.50	$71.62
June 30, 2004	$75.40	$55.08	$56.63
September 30, 2004	$57.24	$41.10	$44.98
December 31, 2004	$49.07	$36.20	$44.86
March 31, 2005	$45.14	$36.25	$36.95
June 30, 2005	$40.76	$32.46	$38.85
September 30, 2005	$45.20	$37.96	$38.97
December 30, 2005	$42.44	$34.57	$40.68
March 31, 2006	$48.51	$39.60	$44.63
June 30, 2006	$44.99	$36.18	$38.69
September 29, 2006	$51.51	$37.82	$50.61
December 29, 2006	$54.68	$46.34	$50.60
March 30, 2007	$57.97	$50.00	$51.44
June 29, 2007	$56.65	$44.51	$45.65
September 30, 2007	$47.53	$35.54	$37.29
December 31, 2007	$41.00	$34.89	$36.45
March 31, 2008	$42.76	$35.10	$40.01
May 27, 2008*	$41.27	$33.26	$34.94

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FRX

Initial price: $34.94

Protection level: 80.00%

Protection price: $27.95

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.620492

Coupon: 9.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) designs and manufactures solar modules using a proprietary thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines and performs all manufacturing steps in an automated, proprietary, continuous process.

The Company is expanding its manufacturing capacity with the construction of four plants — each with four production lines — at its Malaysian manufacturing center. In August 2006, the Company expanded its Ohio plant from one to three production lines. In April 2007, the Company started initial production at a four line manufacturing plant in Germany, which reached full capacity in the third quarter of 2007. Also in April 2007, the Company began construction of plant one of its Malaysian manufacturing center. In the third and fourth quarters of 2007, the Company began construction of plants two and three, respectively; and in the first quarter of 2008, it began construction of plant four. The Company expects plant one to reach its full capacity in the second half of 2008; plant two to reach its full capacity in the first half of 2009; and plants three and four to reach full capacity in the second half of 2009. After plant four of its Malaysian manufacturing center reaches its full capacity, the Company will have 23 production lines and an annual global manufacturing capacity of approximately 1012MW based on the fourth quarter of 2007 average run rate at its existing plants. On November 30, 2007, the Company completed the acquisition of Turner Renewable Energy, LLC, a privately held company which designed and deployed commercial solar projects for utilities in the United States.

The Company’s customers develop, own and operate solar power plants or sell turnkey solar power plants to end-users that include owners of land, owners of agricultural buildings, owners of commercial warehouses, offices and industrial buildings, public agencies, municipal government authorities, utility companies, and financial investors that desire to own large scale solar power plant projects.

The linked share’s SEC file number is: 001-33156.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 30, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
May 27, 2008*	$317.00	$232.20	$265.16

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $265.16

Protection level: 50.00%

Protection price: $132.58

Physical delivery amount: 3 ($1,000/Initial price)

Fractional shares: 0.771308

Coupon: 20.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	10.00%	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is a diversified technology, media, and financial services corporation. The Company’s products and services ranges from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products. The Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$37.80	$27.50	$29.05
September 30, 2002	$32.98	$23.55	$24.65
December 31, 2002	$27.85	$21.41	$24.35
March 31, 2003	$28.00	$21.82	$25.50
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 30, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
May 27, 2008*	$38.52	$30.21	$30.40

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $30.40

Protection level: 85.00%

Protection price: $25.84

Physical delivery amount: 32 ($1,000/Initial price)

Fractional shares: 0.894737

Coupon: 8.25% per annum

Maturity: November 28, 2008

Dividend yield: 3.88% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.125%		101.94%
+ 90%	4.125%		91.94%
+ 80%	4.125%		81.94%
+ 70%	4.125%		71.94%
+ 60%	4.125%		61.94%
+ 50%	4.125%		51.94%
+ 40%	4.125%		41.94%
+ 30%	4.125%		31.94%
+ 20%	4.125%		21.94%
+ 10%	4.125%		11.94%
+ 5%	4.125%		6.94%

0%	4.125%		1.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.125%	-0.875%	-3.06%
- 10%	4.125%	-5.875%	-8.06%
- 20%	N/A	-15.875%	-18.06%
- 30%	N/A	-25.875%	-28.06%
- 40%	N/A	-35.875%	-38.06%
- 50%	N/A	-45.875%	-48.06%
- 60%	N/A	-55.875%	-58.06%
- 70%	N/A	-65.875%	-68.06%
- 80%	N/A	-75.875%	-78.06%
- 90%	N/A	-85.875%	-88.06%
- 100%	N/A	-95.875%	-98.06%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
May 27, 2008*	$28.06	$24.33	$27.27

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $27.27

Protection level: 80.00%

Protection price: $21.82

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.670334

Coupon: 9.75% per annum

Maturity: November 28, 2008

Dividend yield: 0.55% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.28%
+ 90%	4.875%		90.28%
+ 80%	4.875%		80.28%
+ 70%	4.875%		70.28%
+ 60%	4.875%		60.28%
+ 50%	4.875%		50.28%
+ 40%	4.875%		40.28%
+ 30%	4.875%		30.28%
+ 20%	4.875%		20.28%
+ 10%	4.875%		10.28%
+ 5%	4.875%		5.28%

0%	4.875%		0.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-4.72%
- 10%	4.875%	-5.125%	-9.72%
- 20%	4.875%	-15.125%	-19.72%
- 30%	N/A	-25.125%	-29.72%
- 40%	N/A	-35.125%	-39.72%
- 50%	N/A	-45.125%	-49.72%
- 60%	N/A	-55.125%	-59.72%
- 70%	N/A	-65.125%	-69.72%
- 80%	N/A	-75.125%	-79.72%
- 90%	N/A	-85.125%	-89.72%
- 100%	N/A	-95.125%	-99.72%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 19 million products, which includes the delivery of over 5.4 million products during 2006. The Company’s target markets are currently broken down into four main segments - automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.13	$10.68	$11.03
September 30, 2002	$11.07	$9.03	$9.28
December 31, 2002	$15.17	$8.85	$14.65
March 31, 2003	$18.60	$13.68	$17.90
June 30, 2003	$25.85	$17.44	$19.94
September 30, 2003	$23.75	$17.85	$20.94
December 31, 2003	$28.92	$20.49	$27.24
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 30, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
May 27, 2008*	$56.94	$39.75	$47.50

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $47.50

Protection level: 70.00%

Protection price: $33.25

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.052632

Coupon: 18.75% per annum

Maturity: November 28, 2008

Dividend yield: 1.58% per annum

Coupon amount per monthly: $15.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.375%		100.79%
+ 90%	9.375%		90.79%
+ 80%	9.375%		80.79%
+ 70%	9.375%		70.79%
+ 60%	9.375%		60.79%
+ 50%	9.375%		50.79%
+ 40%	9.375%		40.79%
+ 30%	9.375%		30.79%
+ 20%	9.375%		20.79%
+ 10%	9.375%		10.79%
+ 5%	9.375%		5.79%

0%	9.375%		0.79%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.375%	4.375%	-4.21%
- 10%	9.375%	-0.625%	-9.21%
- 20%	9.375%	-10.625%	-19.21%
- 30%	9.375%	-20.625%	-29.21%
- 40%	N/A	-30.625%	-39.21%
- 50%	N/A	-40.625%	-49.21%
- 60%	N/A	-50.625%	-59.21%
- 70%	N/A	-60.625%	-69.21%
- 80%	N/A	-70.625%	-79.21%
- 90%	N/A	-80.625%	-89.21%
- 100%	N/A	-90.625%	-99.21%

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007. As of the end of fiscal 2006, The company operates 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico., Canada, China and Mexico.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 30, 2007	$41.01	$31.85	$32.44
December 31, 2007	$34.55	$25.57	$26.94
March 31, 2008	$31.08	$23.77	$27.97
May 27, 2008*	$30.50	$26.28	$27.28

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $27.28

Protection level: 80.00%

Protection price: $21.82

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.656891

Coupon: 9.75% per annum

Maturity: November 28, 2008

Dividend yield: 3.30% per annum

Coupon amount per monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		101.65%
+ 90%	4.875%		91.65%
+ 80%	4.875%		81.65%
+ 70%	4.875%		71.65%
+ 60%	4.875%		61.65%
+ 50%	4.875%		51.65%
+ 40%	4.875%		41.65%
+ 30%	4.875%		31.65%
+ 20%	4.875%		21.65%
+ 10%	4.875%		11.65%
+ 5%	4.875%		6.65%

0%	4.875%		1.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-3.35%
- 10%	4.875%	-5.125%	-8.35%
- 20%	4.875%	-15.125%	-18.35%
- 30%	N/A	-25.125%	-28.35%
- 40%	N/A	-35.125%	-38.35%
- 50%	N/A	-45.125%	-48.35%
- 60%	N/A	-55.125%	-58.35%
- 70%	N/A	-65.125%	-68.35%
- 80%	N/A	-75.125%	-78.35%
- 90%	N/A	-85.125%	-88.35%
- 100%	N/A	-95.125%	-98.35%

McDermott International, Inc.

According to publicly available information, McDermott International, Inc. (the “Company”) incorporated under the laws of the Republic of Panama in 1959, is an engineering and construction company with specialty manufacturing and service capabilities. The Company is a worldwide energy services company operating in three business segments: Offshore Oil and Gas Construction, Government Operations and Power Generation Systems.

Offshore Oil and Gas Construction, previously referred to as Marine Construction Services, includes the results of operations of JRMSA and its subsidiaries and JRMH and its subsidiaries, which supply services primarily to offshore oil and gas field developments worldwide.

Government Operations includes the results of operations of BWXT and its subsidiaries. This segment supplies nuclear components and provides various services to the U.S. Government, including uranium processing, environmental site restoration services and management and operating services for various U.S. Government-owned facilities, primarily within the nuclear weapons complex of the U.S. Department of Energy.

Power Generation Systems includes the results of operations of B&W and its subsidiaries. This segment provides a variety of services, equipment and systems to generate steam and electric power at energy facilities worldwide.

The linked share’s SEC file number is 001-08430.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$5.76	$1.87	$2.70
September 30, 2002	$2.70	$0.99	$2.04
December 31, 2002	$2.21	$0.78	$1.46
March 31, 2003	$1.59	$0.88	$0.97
June 30, 2003	$2.26	$0.72	$2.11
September 30, 2003	$2.58	$1.25	$1.90
December 31, 2003	$4.07	$1.91	$3.98
March 31, 2004	$4.19	$2.53	$2.80
June 30, 2004	$3.60	$2.24	$3.39
September 30, 2004	$4.15	$3.27	$3.93
December 31, 2004	$6.16	$3.96	$6.12
March 31, 2005	$6.80	$5.67	$6.31
June 30, 2005	$7.79	$6.05	$7.00
September 30, 2005	$12.74	$6.80	$12.20
December 30, 2005	$14.95	$10.58	$14.87
March 31, 2006	$18.77	$14.87	$18.15
June 30, 2006	$24.63	$17.99	$22.74
September 29, 2006	$25.68	$19.22	$20.90
December 29, 2006	$26.68	$18.85	$25.43
March 30, 2007	$26.35	$22.16	$24.49
June 29, 2007	$42.41	$23.96	$41.56
September 30, 2007	$55.30	$34.34	$54.08
December 31, 2007	$62.37	$45.69	$59.03
March 31, 2008	$63.01	$37.17	$54.82
May 27, 2008*	$61.93	$51.22	$57.24

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MDR

Initial price: $57.24

Protection level: 70.00%

Protection price: $40.07

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.470300

Coupon: 12.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	6.00%	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading capital markets, advisory and wealth management companies with offices in 40 countries and territories and total client assets of almost $2 trillion at December 28, 2007. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., a large publicly traded investment management company with approximately $1.4 trillion in assets under management at December 28, 2007.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
December 31, 2007	$77.75	$50.50	$53.68
March 31, 2008	$59.59	$37.25	$40.74
May 27, 2008*	$54.00	$42.06	$44.00

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $44.00

Protection level: 70.00%

Protection price: $30.80

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.727273

Coupon: 11.50% per annum

Maturity: November 28, 2008

Dividend yield: 3.18% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		101.59%
+ 90%	5.75%		91.59%
+ 80%	5.75%		81.59%
+ 70%	5.75%		71.59%
+ 60%	5.75%		61.59%
+ 50%	5.75%		51.59%
+ 40%	5.75%		41.59%
+ 30%	5.75%		31.59%
+ 20%	5.75%		21.59%
+ 10%	5.75%		11.59%
+ 5%	5.75%		6.59%

0%	5.75%		1.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-3.41%
- 10%	5.75%	-4.25%	-8.41%
- 20%	5.75%	-14.25%	-18.41%
- 30%	5.75%	-24.25%	-28.41%
- 40%	N/A	-34.25%	-38.41%
- 50%	N/A	-44.25%	-48.41%
- 60%	N/A	-54.25%	-58.41%
- 70%	N/A	-64.25%	-68.41%
- 80%	N/A	-74.25%	-78.41%
- 90%	N/A	-84.25%	-88.41%
- 100%	N/A	-94.25%	-98.41%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
December 31, 2007	$63.07	$51.99	$60.86
March 31, 2008	$63.22	$43.30	$45.60
May 27, 2008*	$55.75	$44.59	$50.95

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $50.95

Protection level: 80.00%

Protection price: $40.76

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.627085

Coupon: 12.00% per annum

Maturity: November 28, 2008

Dividend yield: 1.88% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.94%
+ 90%	6.00%		90.94%
+ 80%	6.00%		80.94%
+ 70%	6.00%		70.94%
+ 60%	6.00%		60.94%
+ 50%	6.00%		50.94%
+ 40%	6.00%		40.94%
+ 30%	6.00%		30.94%
+ 20%	6.00%		20.94%
+ 10%	6.00%		10.94%
+ 5%	6.00%		5.94%

0%	6.00%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.06%
- 10%	6.00%	-4.00%	-9.06%
- 20%	6.00%	-14.00%	-19.06%
- 30%	N/A	-24.00%	-29.06%
- 40%	N/A	-34.00%	-39.06%
- 50%	N/A	-44.00%	-49.06%
- 60%	N/A	-54.00%	-59.06%
- 70%	N/A	-64.00%	-69.06%
- 80%	N/A	-74.00%	-79.06%
- 90%	N/A	-84.00%	-89.06%
- 100%	N/A	-94.00%	-99.06%

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
December 31, 2007	$17.30	$12.93	$14.06
March 31, 2008	$15.49	$10.04	$11.60
May 27, 2008*	$13.39	$10.90	$12.85

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $12.85

Protection level: 75.00%

Protection price: $9.64

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.821012

Coupon: 13.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.47% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.24%
+ 90%	6.50%		90.24%
+ 80%	6.50%		80.24%
+ 70%	6.50%		70.24%
+ 60%	6.50%		60.24%
+ 50%	6.50%		50.24%
+ 40%	6.50%		40.24%
+ 30%	6.50%		30.24%
+ 20%	6.50%		20.24%
+ 10%	6.50%		10.24%
+ 5%	6.50%		5.24%

0%	6.50%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.76%
- 10%	6.50%	-3.50%	-9.76%
- 20%	6.50%	-13.50%	-19.76%
- 30%	N/A	-23.50%	-29.76%
- 40%	N/A	-33.50%	-39.76%
- 50%	N/A	-43.50%	-49.76%
- 60%	N/A	-53.50%	-59.76%
- 70%	N/A	-63.50%	-69.76%
- 80%	N/A	-73.50%	-79.76%
- 90%	N/A	-83.50%	-89.76%
- 100%	N/A	-93.50%	-99.76%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 31, 2007	$57.63	$46.21	$56.51
March 31, 2008	$58.09	$40.41	$49.67
May 27, 2008*	$67.03	$48.50	$63.37

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $63.37

Protection level: 75.00%

Protection price: $47.53

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.780338

Coupon: 10.00% per annum

Maturity: November 28, 2008

Dividend yield: 1.44% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.72%
+ 90%	5.00%		90.72%
+ 80%	5.00%		80.72%
+ 70%	5.00%		70.72%
+ 60%	5.00%		60.72%
+ 50%	5.00%		50.72%
+ 40%	5.00%		40.72%
+ 30%	5.00%		30.72%
+ 20%	5.00%		20.72%
+ 10%	5.00%		10.72%
+ 5%	5.00%		5.72%

0%	5.00%		0.72%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.28%
- 10%	5.00%	-5.00%	-9.28%
- 20%	5.00%	-15.00%	-19.28%
- 30%	N/A	-25.00%	-29.28%
- 40%	N/A	-35.00%	-39.28%
- 50%	N/A	-45.00%	-49.28%
- 60%	N/A	-55.00%	-59.28%
- 70%	N/A	-65.00%	-69.28%
- 80%	N/A	-75.00%	-79.28%
- 90%	N/A	-85.00%	-89.28%
- 100%	N/A	-95.00%	-99.28%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2007, 2006 and 2005. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 30, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
May 27, 2008*	$83.56	$65.89	$72.47

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $72.47

Protection level: 70.00%

Protection price: $50.73

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.798813

Coupon: 11.25% per annum

Maturity: November 28, 2008

Dividend yield: 3.24% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		101.62%
+ 90%	5.625%		91.62%
+ 80%	5.625%		81.62%
+ 70%	5.625%		71.62%
+ 60%	5.625%		61.62%
+ 50%	5.625%		51.62%
+ 40%	5.625%		41.62%
+ 30%	5.625%		31.62%
+ 20%	5.625%		21.62%
+ 10%	5.625%		11.62%
+ 5%	5.625%		6.62%

0%	5.625%		1.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-3.38%
- 10%	5.625%	-4.375%	-8.38%
- 20%	5.625%	-14.375%	-18.38%
- 30%	5.625%	-24.375%	-28.38%
- 40%	N/A	-34.375%	-38.38%
- 50%	N/A	-44.375%	-48.38%
- 60%	N/A	-54.375%	-58.38%
- 70%	N/A	-64.375%	-68.38%
- 80%	N/A	-74.375%	-78.38%
- 90%	N/A	-84.375%	-88.38%
- 100%	N/A	-94.375%	-98.38%

Occidental Petroleum Corporation

Accordingly to publicly available information, Occidental Petroleum Corporation (the “Company”) consists of two industry segments. The oil and gas segment explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. The Company’s domestic oil and gas operations are located at the Permian Basin in west Texas and New Mexico, Elk Hills and other locations in California, the Hugoton field in Kansas and Oklahoma, Utah and western Colorado. International operations are located in Argentina, Bolivia, Colombia, Libya, Oman, Qatar, the United Arab Emirates (UAE) and Yemen.

The Company’s chemical segment manufactures and markets basic chemicals, vinyls and performance chemicals. The Company owns and operates chemical manufacturing plants at 23 domestic sites in Alabama, Georgia, Illinois, Kansas, Kentucky, Louisiana, New Jersey, New York, Ohio, Pennsylvania and Texas and at 3 international sites in Brazil, Canada and Chile.

The linked share’s SEC file number is 1-9210.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$15.38	$14.03	$15.00
September 30, 2002	$15.23	$11.49	$14.19
December 31, 2002	$15.37	$13.24	$14.23
March 31, 2003	$15.37	$13.59	$14.98
June 30, 2003	$17.20	$14.83	$16.78
September 30, 2003	$17.92	$15.33	$17.62
December 31, 2003	$21.49	$17.48	$21.12
March 31, 2004	$23.38	$20.98	$23.03
June 30, 2004	$24.86	$21.80	$24.21
September 30, 2004	$28.23	$23.89	$27.97
December 31, 2004	$30.38	$26.98	$29.18
March 31, 2005	$37.38	$27.53	$35.59
June 30, 2005	$40.50	$32.03	$38.47
September 30, 2005	$44.90	$38.74	$42.72
December 30, 2005	$43.43	$34.40	$39.94
March 31, 2006	$49.00	$40.95	$46.33
June 30, 2006	$54.26	$44.78	$51.28
September 29, 2006	$55.45	$44.01	$48.11
December 29, 2006	$52.40	$43.76	$48.83
March 30, 2007	$50.46	$42.06	$49.31
June 29, 2007	$59.73	$49.10	$57.88
September 30, 2007	$65.86	$50.66	$64.08
December 31, 2007	$79.25	$63.29	$76.99
March 31, 2008	$80.83	$60.70	$73.17
May 27, 2008*	$100.03	$72.23	$91.36

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: OXY

Initial price: $91.36

Protection level: 80.00%

Protection price: $73.09

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.945709

Coupon: 11.00% per annum

Maturity: November 28, 2008

Dividend yield: 1.06% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.53%
+ 90%	5.50%		90.53%
+ 80%	5.50%		80.53%
+ 70%	5.50%		70.53%
+ 60%	5.50%		60.53%
+ 50%	5.50%		50.53%
+ 40%	5.50%		40.53%
+ 30%	5.50%		30.53%
+ 20%	5.50%		20.53%
+ 10%	5.50%		10.53%
+ 5%	5.50%		5.53%

0%	5.50%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.47%
- 10%	5.50%	-4.50%	-9.47%
- 20%	5.50%	-14.50%	-19.47%
- 30%	N/A	-24.50%	-29.47%
- 40%	N/A	-34.50%	-39.47%
- 50%	N/A	-44.50%	-49.47%
- 60%	N/A	-54.50%	-59.47%
- 70%	N/A	-64.50%	-69.47%
- 80%	N/A	-74.50%	-79.47%
- 90%	N/A	-84.50%	-89.47%
- 100%	N/A	-94.50%	-99.47%

Reliant Energy, Inc.

According to publicly available information, Reliant Energy, Inc. (the “Company”) provides electricity and energy services to retail and wholesale customers through two business segments: Retail energy – provides electricity and energy services to more than 1.8 million customers in Texas, including residential and small business customers and commercial, industrial and governmental/institutional customers; Wholesale energy – provides electricity and energy services in the competitive wholesale energy markets in the United States through the Company’s ownership and operation of its contracting for power generation capacity.

The linked share’s SEC file number is: 1-16455.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$17.16	$7.28	$8.75
September 30, 2002	$8.95	$1.66	$1.75
December 31, 2002	$3.23	$0.99	$3.20
March 31, 2003	$5.65	$2.25	$3.56
June 30, 2003	$7.05	$3.82	$6.13
September 30, 2003	$6.38	$3.76	$5.12
December 31, 2003	$7.54	$4.63	$7.36
March 31, 2004	$8.41	$6.61	$8.21
June 30, 2004	$10.97	$7.91	$10.83
September 30, 2004	$11.60	$8.81	$9.33
December 31, 2004	$13.92	$9.40	$13.65
March 31, 2005	$13.74	$10.97	$11.38
June 30, 2005	$13.00	$9.70	$12.38
September 30, 2005	$15.52	$12.21	$15.44
December 30, 2005	$15.64	$8.90	$10.32
March 31, 2006	$10.74	$9.57	$10.58
June 30, 2006	$12.55	$10.51	$11.98
September 29, 2006	$13.58	$11.64	$12.31
December 29, 2006	$14.39	$12.02	$14.21
March 30, 2007	$21.69	$13.52	$20.32
June 29, 2007	$27.79	$20.37	$26.95
September 30, 2007	$30.69	$22.72	$25.60
December 31, 2007	$28.74	$24.11	$26.24
March 31, 2008	$26.73	$18.56	$23.65
May 27, 2008*	$28.05	$22.97	$25.68

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RRI

Initial price: $25.68

Protection level: 75.00%

Protection price: $19.26

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.940810

Coupon: 10.25% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.00%
+ 90%	5.125%		90.00%
+ 80%	5.125%		80.00%
+ 70%	5.125%		70.00%
+ 60%	5.125%		60.00%
+ 50%	5.125%		50.00%
+ 40%	5.125%		40.00%
+ 30%	5.125%		30.00%
+ 20%	5.125%		20.00%
+ 10%	5.125%		10.00%
+ 5%	5.125%		5.00%

0%	5.125%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-5.00%
- 10%	5.125%	-4.875%	-10.00%
- 20%	5.125%	-14.875%	-20.00%
- 30%	N/A	-24.875%	-30.00%
- 40%	N/A	-34.875%	-40.00%
- 50%	N/A	-44.875%	-50.00%
- 60%	N/A	-54.875%	-60.00%
- 70%	N/A	-64.875%	-70.00%
- 80%	N/A	-74.875%	-80.00%
- 90%	N/A	-84.875%	-90.00%
- 100%	N/A	-94.875%	-100.00%

RadioShack Corporation

According to publicly available information, RadioShack Corporation (the “Company”) primarily engages in the retail sale of consumer electronics goods and services through its RadioShack store chain and non-RadioShack branded kiosk operations. The Company’s day-to-day focus is concentrated in four major areas: to provide our customers a positive in-store experience; to grow gross profit dollars by increasing the overall value of each ticket; to control costs continuously throughout the organization; to utilize the funds generated from operations appropriately and invest only in projects that have an adequate return or are operationally necessary.

At December 31, 2007, the Company operated 4,447 company-operated stores under the RadioShack brand located throughout the United Sates, as well as in Puerto Rico and the U.S. Virgin Islands.

The linked share’s SEC file number is: 1-5571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$36.21	$27.50	$30.06
September 30, 2002	$30.25	$19.11	$20.06
December 31, 2002	$24.72	$16.99	$18.74
March 31, 2003	$22.65	$18.74	$22.29
June 30, 2003	$27.00	$21.45	$26.31
September 30, 2003	$31.62	$25.37	$28.41
December 31, 2003	$32.48	$27.90	$30.68
March 31, 2004	$36.21	$28.86	$33.16
June 30, 2004	$33.73	$28.28	$28.63
September 30, 2004	$31.25	$26.04	$28.64
December 31, 2004	$34.00	$28.10	$32.88
March 31, 2005	$34.48	$23.75	$24.50
June 30, 2005	$26.43	$23.11	$23.17
September 30, 2005	$27.23	$22.81	$24.80
December 30, 2005	$25.00	$20.55	$21.03
March 31, 2006	$23.35	$18.57	$19.23
June 30, 2006	$19.00	$13.98	$14.00
September 29, 2006	$19.80	$13.73	$19.30
December 29, 2006	$20.50	$16.42	$16.78
March 30, 2007	$27.88	$16.69	$27.03
June 29, 2007	$35.00	$26.66	$33.14
September 30, 2007	$34.98	$20.10	$20.66
December 31, 2007	$23.41	$16.72	$16.86
March 31, 2008	$19.46	$13.76	$16.25
May 27, 2008*	$17.62	$13.80	$14.06

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RSH

Initial price: $14.06

Protection level: 75.00%

Protection price: $10.55

Physical delivery amount: 71 ($1,000/Initial price)

Fractional shares: 0.123755

Coupon: 14.75% per annum

Maturity: November 28, 2008

Dividend yield: 1.78% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.89%
+ 90%	7.375%		90.89%
+ 80%	7.375%		80.89%
+ 70%	7.375%		70.89%
+ 60%	7.375%		60.89%
+ 50%	7.375%		50.89%
+ 40%	7.375%		40.89%
+ 30%	7.375%		30.89%
+ 20%	7.375%		20.89%
+ 10%	7.375%		10.89%
+ 5%	7.375%		5.89%

0%	7.375%		0.89%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-4.11%
- 10%	7.375%	-2.625%	-9.11%
- 20%	7.375%	-12.625%	-19.11%
- 30%	N/A	-22.625%	-29.11%
- 40%	N/A	-32.625%	-39.11%
- 50%	N/A	-42.625%	-49.11%
- 60%	N/A	-52.625%	-59.11%
- 70%	N/A	-62.625%	-69.11%
- 80%	N/A	-72.625%	-79.11%
- 90%	N/A	-82.625%	-89.11%
- 100%	N/A	-92.625%	-99.11%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 30, 2007	$28.60	$25.67	$26.20
December 31, 2007	$26.92	$19.89	$20.47
March 31, 2008	$21.01	$16.77	$17.50
May 27, 2008*	$18.89	$15.39	$17.51

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $17.51

Protection level: 80.00%

Protection price: $14.01

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.110223

Coupon: 11.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a science-centered global health care company. The Company applies its research-and-development platform to human prescription, animal health and consumer products. The Company has three reportable segments: Human Prescription Pharmaceuticals, Animal Health and Consumer Health Care. Human Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Animal Health segment discovers, develops, manufactures and markets animal health products including vaccines. The Consumer Health Care segment develops, manufactures and markets OTC, foot care and sun care products. The Company’s is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$31.00	$22.65	$24.60
September 30, 2002	$25.50	$20.06	$21.32
December 31, 2002	$23.53	$16.30	$22.20
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 30, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
March 31, 2008	$27.81	$14.05	$14.41
May 27, 2008*	$20.08	$13.83	$20.08

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $20.08

Protection level: 75.00%

Protection price: $15.06

Physical delivery amount: 49 ($1,000/Initial price)

Fractional shares: 0.800797

Coupon: 11.50% per annum

Maturity: November 28, 2008

Dividend yield: 1.29% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.65%
+ 90%	5.75%		90.65%
+ 80%	5.75%		80.65%
+ 70%	5.75%		70.65%
+ 60%	5.75%		60.65%
+ 50%	5.75%		50.65%
+ 40%	5.75%		40.65%
+ 30%	5.75%		30.65%
+ 20%	5.75%		20.65%
+ 10%	5.75%		10.65%
+ 5%	5.75%		5.65%

0%	5.75%		0.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-4.35%
- 10%	5.75%	-4.25%	-9.35%
- 20%	5.75%	-14.25%	-19.35%
- 30%	N/A	-24.25%	-29.35%
- 40%	N/A	-34.25%	-39.35%
- 50%	N/A	-44.25%	-49.35%
- 60%	N/A	-54.25%	-59.35%
- 70%	N/A	-64.25%	-69.35%
- 80%	N/A	-74.25%	-79.35%
- 90%	N/A	-84.25%	-89.35%
- 100%	N/A	-94.25%	-99.35%

Sears Holdings Corporation

According to publicly available information, Sears Holdings Corporation (the “Company”) is the parent company of Kmart Holding Corporation (“Kmart”) and Sears, Roebuck and Co. (“Sears”). Holdings was formed as a Delaware corporation in 2004 in connection with the merger of Kmart and Sears. The merger completed on March 24, 2005, combined two of America’s oldest existing retail entities, both with origins dating to the late 1800s. The company is a broadline retailer with approximately 2,317 full-line and 1,150 specialty retail stores in the United States operating through Kmart and Sears and approximately 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 70%-owned subsidiary.

The linked share’s SEC file number is 000-51217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	$27.05	$17.22	$27.05
September 30, 2003	$32.27	$21.86	$25.02
December 31, 2003	$34.55	$23.00	$23.95
March 31, 2004	$42.58	$22.41	$41.48
June 30, 2004	$73.90	$40.66	$71.80
September 30, 2004	$90.20	$61.77	$87.47
December 31, 2004	$119.67	$84.91	$98.95
March 31, 2005	$138.00	$84.51	$133.17
June 30, 2005	$158.90	$128.75	$149.87
September 30, 2005	$163.50	$114.05	$124.42
December 30, 2005	$127.73	$111.64	$115.53
March 31, 2006	$139.49	$115.20	$132.24
June 30, 2006	$167.95	$130.38	$154.84
September 29, 2006	$164.85	$134.57	$158.09
December 29, 2006	$182.37	$156.30	$167.93
March 30, 2007	$189.97	$164.35	$180.16
June 29, 2007	$195.18	$166.82	$169.50
September 30, 2007	$174.50	$123.45	$127.20
December 31, 2007	$152.91	$98.25	$102.05
March 31, 2008	$114.00	$84.75	$102.09
May 27, 2008*	$111.55	$85.50	$87.09

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SHLD

Initial price: $87.09

Protection level: 70.00%

Protection price: $60.96

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.482375

Coupon: 15.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 30, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
May 27, 2008*	$33.17	$23.34	$28.03

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $28.03

Protection level: 75.00%

Protection price: $21.02

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.676061

Coupon: 17.00% per annum

Maturity: November 28, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
March 31, 2008	$57.32	$47.25	$50.68
May 27, 2008*	$55.71	$51.35	$52.15

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $52.15

Protection level: 75.00%

Protection price: $39.11

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.175455

Coupon: 10.25% per annum

Maturity: November 28, 2008

Dividend yield: 1.07% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.54%
+ 90%	5.125%		90.54%
+ 80%	5.125%		80.54%
+ 70%	5.125%		70.54%
+ 60%	5.125%		60.54%
+ 50%	5.125%		50.54%
+ 40%	5.125%		40.54%
+ 30%	5.125%		30.54%
+ 20%	5.125%		20.54%
+ 10%	5.125%		10.54%
+ 5%	5.125%		5.54%

0%	5.125%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.46%
- 10%	5.125%	-4.875%	-9.46%
- 20%	5.125%	-14.875%	-19.46%
- 30%	N/A	-24.875%	-29.46%
- 40%	N/A	-34.875%	-39.46%
- 50%	N/A	-44.875%	-49.46%
- 60%	N/A	-54.875%	-59.46%
- 70%	N/A	-64.875%	-69.46%
- 80%	N/A	-74.875%	-79.46%
- 90%	N/A	-84.875%	-89.46%
- 100%	N/A	-94.875%	-99.46%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. The Company is one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 911 branded retail stations in 17 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA GasolineTM brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$7.27	$2.82	$3.88
September 30, 2002	$3.87	$1.20	$1.40
December 31, 2002	$2.60	$0.63	$2.26
March 31, 2003	$3.72	$1.70	$3.70
June 30, 2003	$4.28	$3.23	$3.44
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
September 30, 2007	$62.00	$42.64	$46.02
December 31, 2007	$65.50	$44.53	$47.70
March 31, 2008	$48.35	$26.55	$30.00
May 27, 2008*	$33.40	$21.71	$23.50

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $23.50

Protection level: 60.00%

Protection price: $14.10

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.553191

Coupon: 14.50% per annum

Maturity: November 28, 2008

Dividend yield: 1.70% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.85%
+ 90%	7.25%		90.85%
+ 80%	7.25%		80.85%
+ 70%	7.25%		70.85%
+ 60%	7.25%		60.85%
+ 50%	7.25%		50.85%
+ 40%	7.25%		40.85%
+ 30%	7.25%		30.85%
+ 20%	7.25%		20.85%
+ 10%	7.25%		10.85%
+ 5%	7.25%		5.85%

0%	7.25%		0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.15%
- 10%	7.25%	-2.75%	-9.15%
- 20%	7.25%	-12.75%	-19.15%
- 30%	7.25%	-22.75%	-29.15%
- 40%	7.25%	-32.75%	-39.15%
- 50%	N/A	-42.75%	-49.15%
- 60%	N/A	-52.75%	-59.15%
- 70%	N/A	-62.75%	-69.15%
- 80%	N/A	-72.75%	-79.15%
- 90%	N/A	-82.75%	-89.15%
- 100%	N/A	-92.75%	-99.15%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
May 27, 2008*	$55.00	$44.55	$47.47

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $47.47

Protection level: 80.00%

Protection price: $37.98

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.065936

Coupon: 13.25% per annum

Maturity: November 28, 2008

Dividend yield: 1.07% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.625%		100.54%
+ 90%	6.625%		90.54%
+ 80%	6.625%		80.54%
+ 70%	6.625%		70.54%
+ 60%	6.625%		60.54%
+ 50%	6.625%		50.54%
+ 40%	6.625%		40.54%
+ 30%	6.625%		30.54%
+ 20%	6.625%		20.54%
+ 10%	6.625%		10.54%
+ 5%	6.625%		5.54%

0%	6.625%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.625%	1.625%	-4.46%
- 10%	6.625%	-3.375%	-9.46%
- 20%	6.625%	-13.375%	-19.46%
- 30%	N/A	-23.375%	-29.46%
- 40%	N/A	-33.375%	-39.46%
- 50%	N/A	-43.375%	-49.46%
- 60%	N/A	-53.375%	-59.46%
- 70%	N/A	-63.375%	-69.46%
- 80%	N/A	-73.375%	-79.46%
- 90%	N/A	-83.375%	-89.46%
- 100%	N/A	-93.375%	-99.46%

Whirlpool Corporation

According to publicly available information, Whirlpool Corporation (the “Company”) manufactures and markets a full line of major appliances and related products, primarily for home use. The Company’s principal products are laundry appliances, refrigerators and freezers, cooking appliances, dishwashers, room air-conditioning equipment, and mixers and other small household appliances.

The Company was incorporated in 1955 under the laws of Delaware as the successor to a business that traces its origin to 1898. The Company manufactures products in 12 countries under 14 principal brand names and markets products in nearly every country around the world. As of December 31, 2006, it had approximately 73,000 employees

The linked share’s SEC file number is 001-03932.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	$78.20	$63.45	$65.36
September 30, 2002	$66.36	$44.79	$45.86
December 31, 2002	$55.22	$39.23	$52.22
March 31, 2003	$57.92	$42.80	$49.03
June 30, 2003	$65.66	$48.49	$63.70
September 30, 2003	$71.95	$62.25	$67.77
December 31, 2003	$73.35	$65.52	$72.65
March 31, 2004	$79.48	$66.60	$68.87
June 30, 2004	$70.98	$61.05	$68.60
September 30, 2004	$68.88	$58.15	$60.09
December 31, 2004	$69.77	$54.53	$69.21
March 31, 2005	$71.25	$61.53	$67.73
June 30, 2005	$74.03	$60.78	$70.11
September 30, 2005	$85.50	$69.01	$75.77
December 30, 2005	$86.52	$67.89	$83.76
March 31, 2006	$96.00	$79.75	$91.47
June 30, 2006	$94.12	$78.12	$82.65
September 29, 2006	$89.64	$74.07	$84.11
December 29, 2006	$90.68	$80.80	$83.02
March 30, 2007	$96.76	$83.23	$84.91
June 29, 2007	$118.00	$84.17	$111.20
September 30, 2007	$116.79	$85.77	$89.10
December 31, 2007	$94.88	$72.17	$81.63
March 31, 2008	$98.00	$67.19	$86.78
May 27, 2008*	$92.59	$70.94	$72.90

*	High, low and closing prices are for the period starting April 1, 2008 and ending May 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WHR

Initial price: $72.90

Protection level: 80.00%

Protection price: $58.32

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.717421

Coupon: 11.00% per annum

Maturity: November 28, 2008

Dividend yield: 2.36% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		101.18%
+ 90%	5.50%		91.18%
+ 80%	5.50%		81.18%
+ 70%	5.50%		71.18%
+ 60%	5.50%		61.18%
+ 50%	5.50%		51.18%
+ 40%	5.50%		41.18%
+ 30%	5.50%		31.18%
+ 20%	5.50%		21.18%
+ 10%	5.50%		11.18%
+ 5%	5.50%		6.18%

0%	5.50%		1.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.82%
- 10%	5.50%	-4.50%	-8.82%
- 20%	5.50%	-14.50%	-18.82%
- 30%	N/A	-24.50%	-28.82%
- 40%	N/A	-34.50%	-38.82%
- 50%	N/A	-44.50%	-48.82%
- 60%	N/A	-54.50%	-58.82%
- 70%	N/A	-64.50%	-68.82%
- 80%	N/A	-74.50%	-78.82%
- 90%	N/A	-84.50%	-88.82%
- 100%	N/A	-94.50%	-98.82%